EXHIBIT 99.1

Checkmate Pharmaceuticals Announces First Quarter 2022 Financial Results and Provides Business Update

CAMBRIDGE, Mass., May 12, 2022 – Checkmate Pharmaceuticals, Inc. (Nasdaq: CMPI) (“Checkmate”), a clinical stage biopharmaceutical company focused on developing its proprietary technology to harness the power of the immune system to combat cancer, today announced first quarter 2022 financial results and provided a business update.

“We remain focused on the execution of the clinical program for vidutolimod and are delighted with the opportunity to become part of Regeneron, who will help to accelerate the development of vidutolimod as a potential novel treatment for multiple tumor types,” said Alan Bash, President and Chief Executive Officer of Checkmate. “This is an exciting opportunity for all stakeholders as we bring this innovative medicine forward and work to make a meaningful difference for patients with difficult to treat cancers.”

Recent Business Updates

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On April 19, 2022, Regeneron Pharmaceuticals, Inc. and Checkmate Pharmaceuticals, Inc. announced a definitive agreement for the acquisition of Checkmate by Regeneron at an all-cash price of $10.50 per share of Checkmate common stock. The proposed acquisition values Checkmate at a total equity value of approximately $250 million. On May 2, 2022, Scandinavian Acquisition Sub, Inc., a wholly owned subsidiary of Regeneron, commenced a tender offer for all of the outstanding shares of Checkmate common stock. The transaction is expected to close in mid-2022.

First Quarter 2022 Financial Results

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Research and development expenses (R&D): R&D expenses for the first quarter of 2022 were $11.6 million, compared to $10.4 million for the same period in the prior year. This increase was primarily driven by higher third-party contract research organization, internal personnel and consulting costs related to our ongoing clinical trials. First quarter 2021 expenses included the impact of a $2.0 million milestone payment to Kuros in March 2021, which became payable upon initiating dosing of the first patient in a Phase 2 clinical trial. There was no corresponding expense in Q1 2022.

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General and administration expenses (G&A): G&A expenses for the first quarter of 2022 were $4.2 million, compared to $3.8 million for the same period in the prior year. This increase was primarily attributable to professional fees incurred in Q1 2022 in connection with the proposed acquisition by Regeneron and recruiting costs associated with hiring a chief executive officer in March 2022.

•	Cash, cash equivalents and investments: Cash, cash equivalents and available-for-sale investments were $60.1 million as of March 31, 2022.

About Checkmate Pharmaceuticals

Checkmate Pharmaceuticals is a clinical stage biotechnology company focused on developing its proprietary technology to harness the power of the immune system to combat cancer. Checkmate Pharmaceuticals’ product candidate, vidutolimod (CMP-001), is an advanced generation Toll-like receptor 9 (TLR9) agonist, delivered as a biologic virus-like particle utilizing a CpG-A oligodeoxynucleotide as a key component, designed to trigger the body’s innate immune system to attack tumors in combination with other therapies. Information regarding Checkmate Pharmaceuticals is available at www.checkmatepharma.com.

Additional Information and Where to Find It

The tender offer referenced in this communication was commenced on May 2, 2022. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities of Checkmate, nor is it a substitute for the tender offer materials that Checkmate, Regeneron or its acquisition subsidiary, Scandinavian Acquisition Sub, Inc., filed or will file with the Securities and Exchange Commission (“SEC”). The solicitation and offer to buy Checkmate stock will only be made pursuant to an Offer to Purchase and related tender offer materials that Regeneron filed or will file with the SEC. At the time the tender offer was commenced, Regeneron and its acquisition subsidiary filed a Tender Offer Statement on Schedule TO and thereafter Checkmate filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. Under certain circumstances described in the definitive transaction documents, Regeneron may determine instead to terminate or withdraw the offer and effect the transaction through a merger only, in which case the relevant documents to be filed with the SEC will include a proxy statement for the solicitation of votes of Checkmate stockholders to approve the merger. CHECKMATE’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ CAREFULLY THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS), THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AND, IF APPLICABLE, THE PROXY STATEMENT BECAUSE THEY EACH CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF CHECKMATE SECURITIES AND OTHER INVESTORS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING WITH RESPECT TO THE TENDER OFFER, OR, IF APPLICABLE, VOTING ON THE TRANSACTION. The Offer to Purchase, the related Letter of Transmittal, certain other tender offer documents, as well as the Solicitation/Recommendation Statement, and if applicable, the proxy statement have been or will be made available to all stockholders of Checkmate at no expense to them and have been or will be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting either Regeneron or Checkmate. Copies of the documents that were filed (or will be filed) with the SEC by Checkmate are available free of charge on Checkmate’s website at https://ir.checkmatepharma.com or by contacting Checkmate’s Investor Relations Department at (617) 682-3625. Copies of the documents that were filed (or will be filed) with the SEC by Regeneron are available free of charge on Regeneron’s website at https://investor.regeneron.com or by contacting Regeneron’s Investor Relations Department at invest@regeneron.com or (914) 847-7741.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, and if applicable, the proxy statement, Regeneron and Checkmate each file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports or other information filed by Regeneron or Checkmate at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Regeneron’s and Checkmate’s filings with the SEC are also available for free to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

If the tender offer is terminated and the transaction is to be effected by merger only, in which case, the approval of Checkmate stockholders must be obtained, Regeneron, Checkmate and their respective directors and executive officers may be deemed to be participants in any such solicitation of proxies from Checkmate’s stockholders in connection with the proposed transaction. Information regarding Regeneron’s directors and executive officers is available in its proxy statement that was filed with the SEC; information regarding Checkmate’s directors and executive officers is available in its proxy statement that was filed with the SEC. Other information regarding potential participants in any such proxy solicitation will be contained in any proxy statement filed in connection with the transaction.

Forward-Looking Statements

Various statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including words such as, but not limited to, “anticipate,” “believe,” “can,” “could,” “expect,” “estimate,” “design,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “predict,” “project,” “target,” “likely,” “should,” “will,” and “would,” or the negative of these terms and similar expressions or words, identify forward-looking statements. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. These statements include those regarding our ability to consummate the proposed merger with Regeneron, the timing of the closing of such merger, including the satisfaction to conditions to closing of the proposed merger within the expected timeframe or at all, the expected benefits of the proposed merger, vidutolimod (CMP-001), including its development, efficacy and therapeutic potential and the advancement of our clinical and preclinical pipeline, and the timing of our ongoing clinical trials, including the potential benefit of acceleration in development following the consummation of the proposed merger. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. These forward-looking statements are subject to risks and uncertainties, including those related to the development of vidutolimod, including any delays in our ongoing or planned preclinical or clinical trials, the results from clinical trials, including the fact that positive results from a trial may not necessarily be predictive of the results of future or ongoing clinical trials, the impact of the ongoing COVID-19 pandemic on our business, operations, clinical supply , clinical enrollment and plans, the risks inherent in the drug development process, including related to regulatory approval, the risks regarding the accuracy of our estimates of expenses and timing of development, our capital requirements, and obtaining, maintaining and protecting our intellectual property, risks associated with our ability to consummate the proposed merger and the timing of the closing of the proposed merger, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger will not occur, the outcome of any legal proceedings that may be instituted against the parties and others related to the definitive agreement entered into with Regeneron, the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, unanticipated difficulties or expenditures relating to the proposed merger, the response of business partners and competitors to the announcement of the proposed merger, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger, and the response of our stockholders to the merger agreement, and ongoing actions taken and any future actions that may be taken by activist stockholders. These and additional risks are discussed in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the three months ended March 31, 2022 and Annual Report on Form 10-K for the year ending December 31, 2021, filed with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in our subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Checkmate undertakes no duty to update this information unless required by law.

Investor Contact

Rob Dolski

Chief Financial Officer

rdolski@checkmatepharma.com

Media Contact

Karen Sharma

MacDougall Advisors

781-235-3060

ksharma@macdougall.bio

CHECKMATE PHARMACEUTICALS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended March 31,
	2022	2021
Operating expenses:
Research and development	$11,648	$10,378
General and administrative	4,238	3,803

Total operating expenses	15,886	14,181

Loss from operations	(15,886)	(14,181)

Other income:
Interest income	19	53

Total other income	19	53

Net loss	$(15,867)	$(14,128)

Weighted-average shares outstanding - basic and diluted	21,631	21,582

Net loss per share - basic and diluted	$(0.73)	$(0.65)

CHECKMATE PHARMACEUTICALS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2022	December 31, 2021
Cash, cash equivalents and investments	$60,053	$70,887
Other assets	6,891	7,951

Total assets	$66,944	$78,838

Total liabilities	$11,942	$9,379
Total stockholders’ equity	55,002	69,459

Total liabilities and stockholders’ equity	$66,944	$78,838